Exhibit 99.1

    Hub International Posts Strong Growth for Third Quarter 2003;
       Company Narrows Guidance to Lower End of Published Range

    CHICAGO--(BUSINESS WIRE)--Oct. 30, 2003--Hub International Limited (NYSE:HBG)(TSX:HBG):

    Highlights:

    -- Strong growth despite decline in financial institutions business in the U.S.

    --  Revenue increases 31% in quarter, 33% YTD

    --  Net earnings grow 26% in quarter, 23% YTD

    --  Diluted EPS totals $0.22 for quarter; $0.81 YTD

    --  Organic growth totals 11% for quarter, 13% YTD

    -- Full-year diluted EPS anticipated at lower end of $1.13-$1.18 guidance range

    Hub International Limited (NYSE/TSX:HBG) today reported a 31% increase in revenue and 26% growth of net earnings for the third quarter ended September 30, 2003, due to both organic growth of 11% and the impact of acquisitions. Diluted earnings per share increased 16% to $0.22 from $0.19 in the prior year third quarter. All financials are reported in U.S. dollars.
    "We achieved strong organic growth in most of our regional hubs during the quarter," said Martin P. Hughes, Chairman and Chief Executive Officer. "In Canada, we posted organic growth of 24% - a solid 10% growth rate after removing the impact of foreign currency exchange. In the United States, organic growth was a disappointing 1%, but that seemingly low level was skewed by a sharp decline in a single financial institutions product line. Absent that individual product impact, U.S. organic growth would have been approximately 11%.
    "One of our financial institutions products - creditor-placed insurance - suffered from the convergence of several external factors. Due in part to poor economic conditions, many banks tightened their credit practices, leading to an acceleration of policy cancellations. Although policy cancellations are a normal component of this product line, the pace of policy cancellations in the third quarter accelerated abnormally, leading to a significant drop in revenue and profit for this product line."
    Hughes noted that Hub has not lost any of its financial institution relationships for this product line, but also noted that the change in bank credit practices will impact this line of business through the fourth quarter of 2003 and into the first quarter of 2004, after which it is expected to return to its historically profitable level.

    Third Quarter Earnings Rise 26% on 31% Revenue Increase

    In the third quarter ended September 30, 2003, revenue increased 31% to $64.7 million from $49.6 million a year earlier, reflecting both an organic growth rate of 11% and the benefits of an active acquisition program. A stronger Canadian dollar added 6 percentage points to organic growth. In the third quarter, U.S. operations represented 59% and Canadian operations represented 41% of total revenue.
    Organic growth, roughly the equivalent of same-store sales, was a solid 11% in the third quarter, including a 1% growth rate in the United States and a 24% growth rate in Canada. Absent currency exchange effects, the Canadian organic growth rate was 10% and consolidated organic growth was 5%. In the United States, the negative impact of the financial institutions business reduced organic growth by approximately $2.5 million or 10 percentage points; otherwise, U.S. organic growth would have been approximately 11%.
    Core commission income grew 30% to $60.8 million from $46.9 million in the prior year quarter, reflecting an organic growth rate of 9% - or 3% after removing the impact of foreign currency exchange. Contingent commissions and volume overrides, which are additional payments from insurers based on profitability and volume, grew 145% to $1.9 million from $0.8 million.
    U.S. revenue increased 34% to $38.0 million from $28.3 million. Core commission income grew 34% to $35.0 million, including a negative organic growth rate of 2%, while contingent commissions and volume overrides increased 126% to $1.6 million from $0.7 million.
    Canadian revenue increased 26% to $26.7 million from $21.3 million, with 14% of the growth rate attributable to a stronger Canadian dollar. Core commission income grew 24% to $25.8 million, including organic growth of 23%, while contingent commissions and volume overrides increased 348% to $0.3 million from $0.1 million.
    Compensation increased both nominally and as a percentage of revenue, climbing to 57% in the third quarter of 2003 from 54% in the same period of 2002. A significant portion of the negative trend resulted from the fact that compensation in the creditor-placed insurance business is fixed, for the most part, and as a result did not mirror the decline in revenue in that line of business for the quarter. Selling, occupancy and administration expense held steady as a percentage of revenue - 22% in the third quarter in both years.
    Net earnings before income taxes grew 17% to $10.0 million from $8.6 million, leading to a small decline in the pre-tax margin to 16% from 17% a year earlier. The tax rate declined to 32% from 37% a year earlier, reflecting in part the non-taxable nature of proceeds from a company-owned life insurance policy.
    Net earnings rose 26% to $6.8 million, or $0.22 per diluted share, from $5.4 million, or $0.19 per diluted share. The current year earnings included a non-taxable receipt of $1.0 million ($0.03 per share) in company-owned life insurance proceeds. Excluding this item, diluted earnings per share were $0.19 for both periods. Weighted average shares outstanding (diluted) increased 7% to 33.8 million from
31.7 million a year earlier. The increase in shares resulted mostly from shares issued for acquisitions and compensation programs.

    Nine-Month Earnings Rise 23% on 33% Revenue Increase

    For the nine months ended September 30, revenue increased 33% to $207.7 million from $156.3 million a year earlier, reflecting both an organic growth rate of 13% and the benefits of an active acquisition program. A stronger Canadian dollar added 5 percentage points to organic growth. In the first nine months of 2003, U.S. operations represented 62% of total revenue, and Canadian operations represented 38% of revenue.
    Organic growth was a solid 13% in the first nine months of 2003, including a 6% growth rate in the United States and a 22% growth rate in Canada. Absent currency exchange effects, the Canadian organic growth rate was 11% and the consolidated organic growth rate was 8%.
    Core commission income grew 32% to $184.7 million from $140.5 million, reflecting an organic growth rate of 12% - or 7% after removing the impact of foreign currency exchange. Contingent commissions and volume overrides, which are additional payments from insurers based on profitability and volume, grew 68% to $17.2 million from $10.2 million.
    U.S. revenue increased 39% to $127.9 million from $92.0 million. Core commission income grew 37% to $111.3 million, including organic growth of 4%, while contingent commissions and volume overrides increased 91% to $12.6 million from $6.6 million.
    Canadian revenue increased 24% to $79.8 million from $64.3 million, with 11% of the growth rate attributable to a stronger Canadian dollar versus the prior year period. Core commission income grew 24% to $73.4 million from $59.3 million, including organic growth of 22%, while contingent commissions and volume overrides increased 27% to $4.6 million from $3.6 million.
    Compensation increased both nominally and as a percentage of revenue, climbing to 55% of revenue in the first nine months of 2003 from 54% in the same period of 2002. The growth in compensation as a percentage of revenue resulted primarily from the negative impact of creditor-placed insurance. Selling, occupancy and administration expense declined as a percentage of revenue to 20% from 21% in the first nine months of 2002.
    Net earnings before income taxes grew 32% to $39.9 million from $30.4 million, leading to a stable pre-tax margin of 19% in both 2003 and 2002. Due in part to the non-taxable gain on the sale of insurance subsidiaries last year, Hub's tax rate increased to 35% from 31% in 2002.
    Net earnings grew 23% to $25.8 million in the first nine months of 2003 from $21.1 million a year earlier, leading to a net margin decline to 12% in 2003 from 13% in the same period of 2002. Diluted earnings per share grew 3% to $0.81 in the first nine months of 2003 from $0.79 a year earlier, including the $0.09 per share gain on the sale of insurance subsidiaries in 2002 and $0.03 per share of life insurance proceeds in 2003. Excluding these items, diluted earnings per share increased 11%. Weighted average (diluted) shares outstanding increased 16% to 33.9 million from 29.1 million, reflecting the company's 2002 IPO and issuance of shares for acquisitions and compensation programs.

    Company Outlook

    Hughes noted that third quarter results presented a complex mix of positive and negative developments, most of them positive. However, recent trends suggest continued weak results from creditor-placed insurance into the first quarter of 2004 and an industry-wide slowing of organic growth rates. Combining these factors into its budgets, Hub now anticipates full-year diluted earnings for 2003 at the lower end of its previously announced $1.13-$1.18 guidance range. In 2002, full-year diluted earnings reached $1.06 per share, including a one-time gain of $0.09 per share on the sale of two insurance subsidiaries. Excluding that one-time gain, Hub's 2002 diluted earnings per share were $0.97.

    Company Schedules Conference Call and Webcast

    The company will discuss third quarter results and updated guidance on a conference call scheduled for 9:30 a.m. (CST), 10:30 a.m. (EST) on Thursday, October 30, 2003. The call may be accessed via the internet by logging onto www.hubinternational.com and will be available for replay for 90 days on Hub's website, www.hubinternational.com. Participants can access the teleconference by calling 800.901.5213, passcode 96135042.

    Headquartered in Chicago, IL, Hub International is a leading North American insurance brokerage that provides a broad array of property and casualty, life and health, employee benefits, investment and risk management products and services through offices located in the United States and Canada.

    This press release may contain forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements relate, among other things, to our plans and objectives for future operations and are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, risks associated with implementing our business strategies, identifying and consummating acquisitions, integrating acquired brokerages, attaining greater market share, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the premiums charged by insurance companies with corresponding fluctuations in our premium-based revenue, any loss of services of key executives, industry consolidation, increased competition in the industry, fluctuations in the demand for insurance products and the passage of new legislation subjecting our business to regulation in jurisdictions where we operate. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Additional information regarding these risks and other factors that could cause Hub International's actual results to differ materially from our expectations is contained in the company's filings with the Securities and Exchange Commission and Canadian Securities Commissions. Except as otherwise required by federal securities laws, Hub International undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


HUB INTERNATIONAL LIMITED
Consolidated Organic Growth
For the three and nine months ended September 30, 2003
(in thousands of U.S. dollars, except percentages)

                                                     Net
                                                 Adjustments
                   Revenue                           For
              -----------------          Total  (Acquisitions) Organic
                Third quarter    Total   Growth      And       Growth
                2003     2002   Change($) (%)     Disposals      (%)
              --------------------------------------------------------
Total
-----
Commission
 Income        $60,772  $46,872  $13,900   30%    $(9,663)       9%
Contingent
 Commissions
 and Volume
 Overrides       1,884      767    1,117  145%          8      146%
Other Income     2,015    1,913      102    5%        (98)       0%
              --------------------------------------------------------
Total          $64,671  $49,552  $15,119   31%    $(9,753)      11%
              --------------------------------------------------------

USA
---
Commission
 Income        $35,031  $26,188   $8,843   34%    $(9,330)      -2%
Contingent
 Commissions
 and Volume
 Overrides       1,580      700      880  126%          9      127%
Other Income     1,369    1,409      (40)  -3%        (98)     -10%
              --------------------------------------------------------
Total          $37,980  $28,297   $9,683   34%    $(9,419)       1%
              --------------------------------------------------------

Canada
------
Commission
 Income        $25,741  $20,684   $5,057   24%      $(333)      23%
Contingent
 Commissions
 and Volume
 Overrides         304       67      237  348%         (1)     347%
Other Income       646      504      142   28%          -       28%
              --------------------------------------------------------
Total          $26,691  $21,255   $5,436   26%      $(334)      24%
              --------------------------------------------------------



                                                     Net
                                                 Adjustments
                   Revenue                           For
              -----------------          Total  (Acquisitions) Organic
              First nine months  Total   Growth      And       Growth
                2003     2002   Change($) (%)     Disposals      (%)
              --------------------------------------------------------
Total
-----
Commission
 Income       $184,755 $140,498  $44,257   32%   $(27,944)      12%
Contingent
 Commissions
 and Volume
 Overrides      17,150   10,198    6,952   68%     (2,849)      40%
Other Income     5,798    5,636      162    3%       (314)      -3%
              --------------------------------------------------------
Total         $207,703 $156,332  $51,371   33%   $(31,107)      13%
              --------------------------------------------------------

USA
---
Commission
 Income       $111,324  $81,198  $30,126   37%   $(26,999)       4%
Contingent
 Commissions
 and Volume
 Overrides      12,575    6,588    5,987   91%     (2,769)      49%
Other Income     4,032    4,211     (179)  -4%       (319)     -12%
              --------------------------------------------------------
Total         $127,931  $91,997  $35,934   39%   $(30,087)       6%
              --------------------------------------------------------

Canada
------
Commission
 Income        $73,431  $59,300  $14,131   24%      $(945)      22%
Contingent
 Commissions
 and Volume
 Overrides       4,575    3,610      965   27%        (80)      25%
Other Income     1,766    1,425      341   24%          5       24%
              --------------------------------------------------------
Total          $79,772  $64,335  $15,437   24%    $(1,020)      22%
              --------------------------------------------------------



HUB INTERNATIONAL LIMITED
Consolidated Statements of Earnings
For the three months and nine months ended September 30, 2003 and 2002 (in thousands of U.S. dollars, except per share amounts)

                              Third quarter        First nine months
                             2003       2002        2003       2002
                          --------------------------------------------
                          (Unaudited)(Unaudited)(Unaudited)(Unaudited)
Revenue
  Commission income          $60,772    $46,872   $184,755   $140,498
  Contingent commissions
   and volume overrides        1,884        767     17,150     10,198
  Other                        2,015      1,913      5,798      5,636
                          --------------------------------------------
                              64,671     49,552    207,703    156,332
                          --------------------------------------------

Expenses
  Compensation                36,855     26,612    113,744     84,126
  Selling, occupancy and
   administration             13,974     11,103     40,888     33,357
  Depreciation                 1,551      1,444      4,462      4,078
  Interest expense             1,269      1,110      4,152      6,208
  Intangible asset
   amortization                  840        389      2,397      1,147
  (Gain) on disposal of
   property, equipment and
   other assets                 (290)        (6)      (281)    (2,578)
  Loss/(gain) on put
   option liability               73       (270)      (167)      (948)
  Non-cash stock based
   compensation                1,355        583      3,575        583
  Proceeds from life
   insurance                  (1,000)         -     (1,000)         -
                          --------------------------------------------
                              54,627     40,965    167,770    125,973
                          --------------------------------------------

Net earnings before income
 taxes                        10,044      8,587     39,933     30,359
                          --------------------------------------------

Provision for income tax
 expense (benefit)
  Current                      6,074      4,831     15,339     10,845
  Future                      (2,850)    (1,666)    (1,239)    (1,559)
                          --------------------------------------------
                               3,224      3,165     14,100      9,286
                          --------------------------------------------
Net earnings                   6,820      5,422     25,833     21,073
Interest on subordinated
 convertible debentures          471        460      1,414      2,063
Cash in lieu of dividends
 on restricted share units        36          -         76          -
                          --------------------------------------------
Diluted net earnings          $7,327     $5,882    $27,323    $23,136
                          ============================================

Earnings per share
  Basic                        $0.23      $0.21      $0.88      $0.96
  Diluted                      $0.22      $0.19      $0.81      $0.79

Weighted average shares
 outstanding
 - Basic (000's)              29,327     26,416     29,326     22,060
Weighted average shares
 outstanding
 - Diluted (000's)            33,830     31,696     33,927     29,139



HUB INTERNATIONAL LIMITED
Consolidated Balance Sheets
As of September 30, 2003 and December 31, 2002
(in thousands of U.S. dollars)
                                                     2003      2002
                                                   --------- ---------
                                                  (Unaudited)
Assets
Current assets:
Cash and cash equivalents                           $79,061   $40,642
Trust cash                                           43,975    53,648
Accounts and other receivables                      106,334   136,573
Income taxes receivable                                 458     2,153
Future income taxes                                   4,786     3,324
Prepaid expenses                                      1,889     1,587
                                                   --------- ---------
Total current assets                                236,503   237,927

Goodwill                                            298,550   281,712
Other intangible assets                              42,673    44,164
Property and equipment                               23,894    21,298
Future income taxes                                   5,600     3,715
Other assets                                          6,986     8,060
                                                   --------- ---------
Total assets                                       $614,206  $596,876
                                                   ========= =========

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities           $156,625  $187,034
Contingent consideration payable                          -     8,423
Income taxes payable                                    959     1,198
Future income taxes                                     762     1,164
Current portion long-term debt and capital leases     3,582     3,029
                                                   --------- ---------
Total current liabilities                           161,928   200,848

Long-term debt and capital leases                    84,152    69,009
Subordinated convertible debentures                  35,000    35,000
Future income taxes                                   9,658     7,745
                                                   --------- ---------
Total liabilities                                   290,738   312,602
                                                   --------- ---------

Commitments and Contingencies

Shareholders' equity
Share capital                                       247,110   235,197
Issuable shares                                          50    13,743
Contributed surplus                                   3,979     1,234
Cumulative translation account                       19,133     2,185
Retained earnings                                    53,196    31,915
                                                   --------- ---------
Total shareholders' equity                          323,468   284,274
                                                   --------- ---------
Total liabilities and shareholders' equity         $614,206  $596,876
                                                   ========= =========



HUB INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
For the three months and nine months ended September 30, 2003 and 2002 (in thousands of U.S. dollars)

                              Third quarter        First nine months
                          --------------------------------------------
                             2003       2002        2003       2002
                          --------------------------------------------
                          (Unaudited)(Unaudited)(Unaudited)(Unaudited)
Operating activities
Net earnings                  $6,820     $5,422    $25,833    $21,073
Items not affecting
 working capital:
  Amortization and
   depreciation                2,391      1,833      6,859      5,225
  (Gain) on disposal of
   property, equipment
    and other assets            (290)        (6)      (281)    (2,578)
  Loss/(gain) on put
   option liability               73       (270)      (167)      (948)
  Non-cash stock based
   compensation                1,355        583      3,575        583
  Future income taxes         (2,850)    (1,666)    (1,239)    (1,559)
Non-cash working capital items
  Trust cash                     106       (639)     9,673      5,025
  Accounts and other
   receivables                50,028     37,773     38,626     17,482
  Prepaid expenses               283       (650)      (185)      (348)
  Accounts payable and
   accrued liabilities       (44,340)   (36,760)   (38,463)   (39,171)
  Other assets                   129          -     (2,191)         -
  Income taxes                 4,165      2,986      1,318      2,231
                          --------------------------------------------
  Net cash flows from
   operating activities       17,870      8,606     43,358      7,015
                          --------------------------------------------

Investing activities
  Property and equipment -
   purchases                  (1,547)    (1,155)    (4,589)    (2,798)
  Property and equipment -
   proceeds on sale               17          -         44          -
  Proceeds from investment
   held for sale                   -          -          -     43,521
  Purchase of
   subsidiaries, net of
   cash received                 452     (3,245)   (11,935)    (4,553)
  Sale of subsidiaries           613         18      1,064      2,029
  Other assets                   176        103       (539)       117
                          --------------------------------------------
  Net cash flows from
   (used for) investing
   activities                   (289)    (4,279)   (15,955)    38,316
                          --------------------------------------------

Financing activities
  Bank debt                        -          -          -    (55,000)
  Long-term debt -
   advances                      250     14,101     65,250     14,101
  Long-term debt and
   capital leases -
   repayments                   (688)    (4,503)   (52,184)   (46,609)
  Subordinated convertible
   debenture - repayment           -          -          -    (26,800)
  Share capital - issued
   for cash, net of issue
   costs                         (28)         7        (59)    88,098
  Proceeds from sale of
   executive purchase plan
   shares                        222          -        222          -
  Dividends paid              (1,514)    (1,263)    (4,552)    (3,213)
                          --------------------------------------------
  Net cash flows from
   (used for) financing
   activities                 (1,758)     8,342      8,677    (29,423)
                          --------------------------------------------

Effect of exchange rate
 changes on cash and cash
 equivalents                     160          -      2,339          -
                          --------------------------------------------

Change in cash and cash
 equivalents                  15,983     12,669     38,419     15,908
Cash and cash equivalents
 - Beginning of period        63,078     30,218     40,642     26,979
                          --------------------------------------------
Cash and cash equivalents
 - End of period             $79,061    $42,887    $79,061    $42,887
                          ============================================


    CONTACT: Hub International Limited
             Dennis J. Pauls, 312-279-4880 (Media Contact) dpauls@hubinternational.com or
             Rosenbaum Advisors
             Michael Rosenbaum, 847-749-1010 (Investor Contact)